Exhibit 16.1

805 Third Avenue Suite 1430 New York, New York 10022-7513 212.868.3669 212.838.2676/ Fax www.rbsmllp.com

September 22, 2022

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of TELCO CUBA, INC. (the “Company”) Form 8-K dated September 22, 2022, and are in agreement with the statements relating only to RBSM LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ RBSM LLP

New York, NY

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